Ed Murray
Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 01/03/2018 02:43 PM
Original ID: 2017-000777133
Amendment ID: 2018-002217912

Profit Corporation
Articles of Amendment

1. Corporation name:

SoCal Harvest, Inc.

2. Article number(s) V is amended as follows:

The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares: 65,000,000 Common Par Value: $0.001
Number of Preferred Shares: 5,000,000 Common Par Value: $0.001

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on November 20, 2017
(Date – mm/dd/yyyy)

Received
DEC 28 2017
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

- [x] **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

- [ ] **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: [signature]
(May be executed by Chairman of Board, President or another of its officers.)

Date: 12/12/2017 *(mm/dd/yyyy)*

Print Name: Cammie Warburton

Title: Incorporator

Contact Person: Cammie Warburton

Daytime Phone Number: 775-284-7162

Email: cwarburton@corporatedirect.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- [ ] ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- [ ] Please submit one **originally signed** document.
- [ ] **Typical processing time is 3-5 business days** following the date of receipt in our office.
- [ ] Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.